March 26, 2013

John Schwab

76 Lane of Acres

Haddonfield, NJ 08033

Re: Severance Arrangement

John:

The purpose of this letter is to provide to you details of a severance arrangement offered to you by JGWPT Holdings, LLC (on behalf of itself and its subsidiaries) (the “Company”) as set forth herein.

In the event your employment with the Company and/or any subsidiary or affiliate of the Company is involuntarily terminated for any reason (other than a termination for “cause”, which includes but is not limited to acts such as theft and fraud), you will receive, subject to your execution of the Company’s severance and release documentation, (i) fifty-two (52) weeks of salary at your current base rate of pay (paid in accordance with the Company’s normal payroll practice) and (ii) a payment equal to the pro-rated bonus for the year in which the Date of Termination occurs, which bonus shall be paid when, as and if bonuses are paid to other senior executives of the Company with respect to such year..

Please feel free to contact me with any questions that you may have regarding the foregoing.

Regards,

/s/ David Miller

David Miller

CEO

Accepted and agreed to this 26th day of March 2013

/s/ John Schwab
John Schwab